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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 30, 1994, on the combined financial statement of the Texas Microsystems Group (the Company) as of and for the year ended June 30, 1994 (and to all references to our firm), included in this Form 10-K into Sequoia Systems, Inc.'s Form S-8 registration statements for its 1993 Employee Stock Purchase Plan (Registration Nos. 33-64690 and 33-63407), its 1990 Outside Director's Stock Option Plan (Registration No. 33-40339), its 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (Registration Nos. 33-35362 and 33-63403), and its 1995 Outside Directors' Stock Option Plan (Registration No. 33-63405). It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1994, or performed any audit procedures subsequent to the date of our report.




Houston, Texas
September 24, 1996